UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

March 13, 2024

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 13, 2024, Agile Therapeutics, Inc. (the “Company”) issued a press release announcing that it has paid-off the remainder of its debt facility with Perceptive Credit Holdings III, LP (“Perceptive”), thereby completing the repayment schedule contemplated by the Loan Agreement between the Company and Perceptive, which originated in 2020 and ended as of March 11, 2024.

As previously disclosed, on February 10, 2020, the Company entered into a Credit Agreement and Guaranty with Perceptive, for a senior secured term loan credit facility of up to $35.0 million (as amended from time to time, the “Perceptive Credit Agreement”). On February 9, 2024, the Company and Perceptive entered into an eighth amendment to the Perceptive Credit Agreement, which extended the maturity date of the Perceptive Credit Agreement from February 10, 2024 until March 11, 2024 (the “Maturity Date”). As previously disclosed, beginning on December 1, 2023, the Company has been making monthly payments of $150,000 on the outstanding loan balance, which payments will now cease with the Company’s repayment of its debt to Perceptive.

A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2,
Exhibit Number	Description
99.1	Press Release dated March 13, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: March 14, 2024	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer